UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2010
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following disclosure is provided pursuant to subsection (d) of Item 5.02 of Form 8-K.
     On March 17, 2010, the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”) unanimously elected Brian A. McNamee, M.B.B.S. to the Board, effective March 18, 2010. Dr. McNamee was elected as a member of the class of directors serving in office until the Company’s 2011 annual meeting of stockholders. Dr. McNamee has not yet been designated by the Board to serve on any committee of the Board. In accordance with the Company’s Corporate Governance Guidelines, as amended by the Board in February 2009, the Board will submit its election of Dr. McNamee to the Company’s stockholders for ratification at the Company’s 2010 annual meeting of stockholders.
     Dr. McNamee, 53, previously served on the Board from the time of the Company’s September 2002 spin-off from Chugai Pharmaceutical Co., Ltd. until May 2007. Dr. McNamee has served as the Chief Executive Officer and Managing Director of CSL Ltd. since 1990. CSL is a leading international biopharmaceutical company with significant activities in human plasma and vaccines. Prior to joining CSL, Dr. McNamee was Managing Director of a start-up biotechnology company, Pacific Biotechnology Limited, in Sydney, Australia and General Manager of Faulding Product Divisions, F.H. Faulding & Co Limited in Adelaide, Australia. Dr. McNamee obtained his medical degree from the University of Melbourne.
     Dr. McNamee is expected to enter into the Company’s standard form of indemnification agreement for directors and officers, the form of which was filed with the Securities and Exchange Commission on August 14, 2002 as Exhibit 10.42 to the Company’s Amendment No. 2 to Registration Statement on Form 10. In connection with his election to the Board, the Board granted Dr. McNamee options to purchase 15,000 shares of Company common stock, effective as of April 1, 2010, pursuant to the Company’s 2003 Incentive Award Plan. The stock options granted to Dr. McNamee will have an exercise price equal the closing price of the Company’s common stock on April 1, 2010, and will vest over one year from the grant date in equal monthly installments. In addition, Dr. McNamee will receive an annual director retainer of $60,000, payable in quarterly installments.
     The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary